UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2019,  David Reis, a Class II director of Genesis Healthcare, Inc. (the “Company”), notified the Company’s Board of Directors (the “Board”) of his decision not to stand for re-election when his term expires at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to  be held on June 5,  2019.  Mr. Reis will continue to serve on the Board until the Annual Meeting.  Mr. Reis’ decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2019	GENESIS HEALTHCARE, INC.
/s/ Michael S. Sherman
Michael S. Sherman
Senior Vice President, General Counsel, Secretary and Assistant Treasurer